UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

CrossAmerica Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Hamilton Street, Suite 200 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure
CrossAmerica Partners LP (NYSE: CAPL) ("CrossAmerica" or the "Partnership"), on August 22, 2016 announced that the owner of its General Partner, CST Brands, Inc. (NYSE: CST) has entered into a definitive merger agreement with Alimentation Couche-Tard Inc. (TSX: ATD.A ATD.B) ("Couche-Tard"). Under the terms of the agreement, Couche-Tard will, through its acquisition of CST, acquire CST’s interest in the General Partner and CST’s approximately 19% limited partner interest in CrossAmerica as well as all of the Incentive Distribution Rights ("IDRs"). The transaction has been unanimously approved by the Board of Directors of CST and Couche-Tard and is subject to the approval of CST’s shareholders and the receipt of regulatory approvals. The transaction is currently expected to close early calendar year 2017.
The press release is furnished as Exhibit 99.1 hereto.
On August 22, 2016, the Partnership released a presentation regarding the transaction. The slide presentation will be available on the Webcasts & Presentations page of the Partnership’s website at www.crossamericapartners.com. The slide presentation is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.
The information in this Current Report is being furnished pursuant to Regulation FD. The information in Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 of this report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report that the Partnership chooses to disclose solely because of Regulation FD.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 22, 2016.
99.2	Investor Presentation Slides dated August 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Hamlet T. Newsom, Jr.
	Name:	Hamlet T. Newsom, Jr.
	Title:	Vice President, General Counsel and Corporate Secretary

Dated: August 22, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated August 22, 2016.
99.2	Investor Presentation Slides dated August 22, 2016.